Exhibit 10.2
FIRST POTOMAC REALTY TRUST
2009 EMPLOYEE SHARE PURCHASE PLAN
1. ESTABLISHMENT OF PLAN.
     First Potomac Realty Trust, a Maryland real estate investment trust (the “Trust”), proposes to grant options (“Options”) for the purchase of the Trust’s common shares, $0.001 par value (“Common Share”), to eligible employees of the Trust and its Designated Affiliates (as hereinafter defined) pursuant to this 2009 Employee Share Purchase Plan (this “Plan”). For purposes of this Plan, the term “Affiliate” means a trade or business, whether or not incorporated, which together with the Trust is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”).
2. STOCK SUBJECT TO PLAN.
     The total number of Common Shares available for issuance under this Plan shall be 200,000 shares. Such number shall be subject to adjustments effected in accordance with Section 16 of this Plan. Any Common Shares that have been made subject to an Option that cease to be subject to the Option (other than by means of exercise of the Option), including, without limitation, in connection with the cancellation or termination of an Option, shall again be available for issuance in connection with future grants of Options under this Plan.
3. PURPOSE.
     The purpose of this Plan is to provide employees of the Trust and its Designated Affiliates, with a convenient means of acquiring an equity interest in the Trust through payroll deductions and lump sum contributions, to enhance such employees’ sense of participation in the affairs of the Trust and its Affiliates, and to provide an incentive for continued employment.
4. ADMINISTRATION.
     This Plan shall be administered by the Compensation Committee (the “Committee”) of the Trust’s Board of Trustees (the “Board”). Subject to the provisions of this Plan, the Committee shall have exclusive authority, in its discretion, to determine all matters relating to Options granted under this Plan, including all terms, conditions, restrictions, and limitations of Options. The Committee shall also have exclusive authority to interpret this Plan and may from time to time adopt rules and regulations of general application for this Plan’s administration. The Committee’s exercise of discretion and interpretation of this Plan, its rules and regulations, and all actions taken and determinations made by the Committee pursuant to this Plan shall be conclusive and binding on all parties involved or affected. The Committee may delegate administrative duties to employees of the Company or to independent contractors, as it deems advisable. All expenses incurred in connection with the administration of this Plan shall be paid by the Trust and the Designated Affiliates; provided, however, that the Committee may require a participant to pay any costs or fees in connection with the sale by the participant of Common

Shares acquired under this Plan or in connection with the participant’s request for the issuance of a certificate for Common Shares held in the participant’s Share Account (as hereinafter defined).
5. ELIGIBILITY.
     Any employee of the Trust or a Designated Affiliate is eligible to participate in the Plan for any Offering Period (as hereinafter defined) under this Plan except the following:
     (a) employees who are customarily employed for less than 20 hours per week;
     (b) employees who are customarily employed for not more than five months in a calendar year;
     (c) employees who have been employed by the Trust or a Designated Affiliate for less than 90 days;
     (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own shares or hold options to purchase shares possessing five percent or more of the total combined voting power or value of all classes of shares of the Trust or any of its Affiliates or who, as a result of being granted Options under this Plan would own shares or hold options to purchase shares possessing five percent or more of the total combined voting power or value of all classes of shares of the Trust or any of its Affiliates; and
     (e) employees whose employment terms are covered by a collective bargaining agreement in situations where the applicable union or other collective bargaining unit has either refused to bargain with respect to this Plan as an employee benefit or has considered this Plan as a potential employee benefit and has rejected this Plan or has otherwise determined that employees which such union or other bargaining unit represents may not participate in this Plan.
     For all purposes of this Plan, the term “Designated Affiliate” shall mean an Affiliate listed on Annex A to this Plan or any Affiliate which may hereafter be determined by the Board to be a Designated Affiliate. A Designated Affiliate will cease to be a Designated Affiliate on the earlier of (i) the date the Board determines that such Affiliate is no longer a Designated Affiliate or (ii) the date such Designated Affiliate ceases for any reason to be an “Affiliate.”
6. OFFERING PERIODS.
     The offering periods of this Plan (individually, an “Offering Period”) shall be of periods not to exceed five (5) years. Until determined otherwise by the Committee, (a) Offering Periods shall commence on the first day of each calendar quarter; provided, however, that the first Offering Period may begin on any date as shall be determined by the Committee, and (b) each Offering Period shall end on the last business day of the calendar quarter in which the Offering Period commenced; provided, however, that the last day of the first Offering Period shall be determined by the Committee. The first day of each Offering Period is referred to as the “Offering Date.” The last day of each Offering Period is referred to as the “Purchase Date.” Subject to the requirements of this Plan, the Committee shall have the power to change the duration of Offering Periods if such change is announced at least fifteen (15) days prior to the Offering Date of the first Offering Period to be affected by such change.
7. PARTICIPATION IN THIS PLAN.
     Eligible employees may become participants in an Offering Period under this Plan on any Offering Date by delivering an enrollment form provided by the Trust to the administrator for this Plan (“Plan Administrator”) not later than the fifteenth (15th) day of the month (or if such day is not a business day for the Company or the applicable Affiliate, on the immediately preceding business day) before such Offering Date unless a later time for filing the enrollment form authorizing payroll deductions is set by the Committee for all eligible employees with respect to a given Offering Period. Once an employee becomes a participant in the Plan with respect to an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws from this Plan or terminates further participation in the Offering Period as set forth in Sections 13 and 14 below. Such participant is not required to file any additional enrollment form in order to continue participation in this Plan, except that the Committee may require the filing of new enrollment forms by participants who transfer to another division of the Trust or a Designated Affiliate.
8. GRANT OF OPTION ON ENROLLMENT.
     Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant by the Trust to such employee of an Option to purchase on the Purchase Date up to that number of whole Common Shares determined by dividing (a) the dollar amount accumulated in such employee’s Employee Account (as hereinafter defined) during the Offering Period ending on such Purchase Date, by (b) the Purchase Price (as defined in Section 9); provided, however, that the number of shares which may be purchased pursuant to an Option may in no event exceed the number of shares determined in the manner set forth in Section 11(b) of the Plan or such other maximum number of shares as may be specified in the future by the Committee in lieu of the limitation set forth in Section 11(b).
9. PURCHASE PRICE.
     The Purchase Price at which a Common Share will be sold in any Offering Period shall be the lower of (a) 85 percent of the fair market value of such share on the Offering Date or (b) 85 percent of the fair market value of such share on the Purchase Date; provided, however, that in no event may the purchase price per share of Common Stock be below the par value per share of Common Stock.
     For purposes of this Plan, the “fair market value” of a Common Share on a particular date shall be the reported closing price of a Common Share in the principal trading market for the Common Shares as reported by the source selected by the Committee or, if no closing price was reported on such day, then on the next preceding day on which such a closing price was reported.

10. PURCHASE OF SHARES; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.
     (a) Funds contributed by each participant for the purchase of shares under this Plan shall be accumulated by regular payroll deductions made during each Offering Period or lump sum contributions by the first day of the Offering Period. Subject to Section 11 and any procedures established or approved by the Committee, the deductions shall be made as a whole dollar amount that the participant elects to have deducted from the participant’s Compensation. As used herein, “Compensation” shall mean all base salary, cash bonuses, wages, commissions, and overtime. “Compensation” does not include severance pay, hiring and relocation allowances, pay in lieu of vacation, automobile allowances, imputed income arising under any Trust group insurance or benefit program, income received in connection with stock options, or any other special items of remuneration. Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday that occurs in the Offering Period unless sooner altered or terminated as provided in this Plan.
     (b) A participant may increase or decrease the rate of payroll deductions during an Offering Period by filing with the Plan Administrator a new authorization for payroll deductions on a form provided by the Trust, in which case the new whole dollar deduction shall become effective for the next payroll period commencing more than fifteen (15) days after the Plan Administrator’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed pursuant to this Section 10(b). Such change in the payroll deduction may be made at any time during an Offering Period, but not more than two increases and two decreases may be made effective during any Offering Period. Notwithstanding the foregoing, a participant may lower the payroll deduction to zero for the remainder of the Offering Period. A participant may increase or decrease the payroll deduction for any subsequent Offering Period by filing with the Plan Administrator a new authorization for payroll deductions not later than the fifteenth (15th) day of the month (or if such date is not a business day, the immediately preceding business day) before the beginning of such Offering Period. A participant who has decreased the payroll deduction to zero will be deemed to continue as a participant in the Plan until the participant withdraws from the Plan in accordance with the provisions of Section 13 or his or her participation is terminated in accordance with the provisions of Section 14. A participant shall have the right to withdraw from this Plan in the manner set forth in Section 13 regardless of whether the participant has exercised his or her right to lower the payroll deduction during the applicable Offering Period.
     (c) All payroll deductions and lump sum contributions made for a participant will be credited to an unfunded and unsecured bookkeeping account maintained on behalf of the participant (the “Employee Account”) and deposited with the general funds of the Trust. No interest will accrue on payroll deductions and lump sum contributions. All payroll deductions and lump sum contributions received or held by the Trust may be used by the Trust for any corporate purpose, and the Trust shall not be obligated to segregate such payroll deductions and contributions. Contributions to an Employee Account other than by payroll deduction and lump sum contributions are not permitted.
     (d) On each Purchase Date, provided that the participant has not withdrawn from the Plan pursuant to Section 13 or terminated employment pursuant to Section 14, in either case on or before the fifteenth (15th) day (or if such date is not a business day, on the immediately preceding business day) of the last month of the Offering Period in accordance with Section 13 or 14 of this Plan, or the Plan has not been terminated prior to the date referred to in the foregoing clause, the Trust shall apply the funds then in the participant’s Employee Account to the purchase of whole Common Shares at the Purchase Price for the Offering Period. Shares may be purchased in the public equity markets, directly from the Trust or in privately negotiated transactions.
     (e) During a participant’s lifetime, such participant’s Option to purchase shares hereunder is exercisable only by him or her or, in the event of the participant’s disability, the participant’s legal representatives. The participant will have no interest or voting right in shares covered by his or her Option until such Option has been exercised.
     (f) No fractional Common Shares shall be purchased by or issued to a participant. Any portion of the payroll deductions credited to an Employee Account which is not utilized to purchase Common Shares because it is insufficient to purchase an additional whole Common Share shall be retained in the participant’s Employee Account and applied to the purchase of Common Shares in the succeeding Offering Period. No interest will accrue on any amounts retained in an Employee Account.
11. LIMITATIONS ON RIGHTS TO PURCHASE.
     (a) No employee shall be granted an Option to purchase Common Shares under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all employee stock purchase plans of an Affiliate (an “Affiliate Plan”), exceeds $25,000 in fair market value, determined as of the applicable date of the grant of the Option, for each calendar year in which the employee participates in this Plan (or any other employee stock purchase plan described in this Section 11(a)).
     (b) The number of Common Shares which may be purchased by any employee on the first Purchase Date to occur in any calendar year may not exceed the number of Common Shares determined by dividing $25,000 by the fair market value (as defined in Section 9) of a Common Share on the Offering Date of the Offering Period in which such Purchase Date occurs. The number of Common Shares which may be purchased by any employee on any subsequent Purchase Date which occurs in the same calendar year (as that referred to in the preceding sentence) shall not exceed the number of Common Shares determined by performing the calculation described below.
Step One: The number of Common Shares purchased by the employee during each previous Offering Period which occurred in the same calendar year shall be multiplied by the fair market value (as defined in Section 9) of a Common Share on the first day of each such previous Offering Period in which such shares were purchased and the number of shares purchased by the employee under an Affiliate Plan during any previous offering period under such plan which occurred in the same calendar year shall be multiplied by the fair market value of such shares on the first day of such previous offering period. The resulting products then will be totaled.

Step Two: The amount determined in Step One shall be subtracted from $25,000.
Step Three: The amount determined in Step Two shall be divided by the fair market value (as defined in Section 9) of a Common Share on the next Offering Date in the same calendar year and any fraction shall be disregarded. The quotient so obtained shall be the maximum number of Common Shares that may be purchased by any employee on the subsequent Purchase Date in the same calendar year.
     (c) The Committee may from time to time prescribe a maximum number of Common Shares that may be purchased on any given Purchase Date that is less than the maximum amount described in Section 11(b), in which case the number of shares which may be purchased by any employee on such Purchase Date may not exceed such limitation.
     (d) If the number of Common Shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of Common Shares then available for issuance under this Plan, then the Trust will make a pro rata allocation of the remaining Common Shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Trust shall give written notice of such reduction of the number of Common Shares to be purchased under a participant’s Option to each participant affected thereby.
     (e) Any payroll deductions accumulated in an Employee Account which are not used to purchase stock due to the limitations in this Section 11 shall be returned to the participant as soon as practicable after the end of the applicable Offering Period without interest.
12. TRANSFER RESTRICTION; EVIDENCE OF STOCK OWNERSHIP.
     (a) Common Shares purchased under the Plan may not be sold, transferred, assigned, pledged or otherwise disposed of in any way until six months after the applicable Purchase Date. The transfer restriction set forth in the preceding sentence shall not apply (i) on or after a “Control Change Date” (as defined in the Trust’s 2009 Equity Compensation Plan), (ii) after a Participant’s termination of employment by the Trust or (iii) to the transfer of shares to a Participant’s beneficiary under Section 22 or transfers by such beneficiary.
     (b) As soon as administratively practicable following the Purchase Date, the Common Shares purchased on behalf of a participant pursuant to the exercise of his or her Option will be credited to an account at the Trust’s transfer agent or with a securities brokerage firm, as determined by the Trust (the “Plan Financial Agent”), in the name of the participant. By electing to participate in the Plan, a participant will be deemed to authorize the establishment of an account (the “Share Account”) in his or her name with the Plan Financial Agent selected by the Trust. A participant may request that the Plan Financial Agent arrange, subject to any applicable fee, for the delivery to the participant or an account designated by the participant of some or all of the Common Shares held in the participant’s Share Account. Subject to the restriction set forth in Section 12(a), if the participant desires to sell some or all of the Common Shares held in his or her Share Account, he or she may do so either (i) by disposing of the Common Shares through the Plan Financial Agent subject to any applicable fee, or (ii) through such other means as the Trust may permit.

     (c) Following termination of a participant’s employment with the Trust and its Affiliates for any reason, and subject to the restriction set forth in Section 12(a), the participant shall have a period of 30 days to notify the Plan Financial Agent whether such participant desires (i) to receive a certificate representing all Common Shares then in the participant’s Share Account with the Plan Financial Agent, (ii) to transfer the Common Shares in the participant’s Share Account to a securities account designated by the participant, or (iii) to sell the Common Shares in the participant’s Share Account through the Plan Financial Agent. If the terminated participant fails to file such notice with the Plan Financial Agent within 30 days after termination, he or she shall be deemed to have elected the alternative set forth in clause (i) above.
     (d) Dividends credited to a participant’s Share Account shall be paid periodically to a participant at such times as the Board or the Committee shall designate. Copies of annual reports, proxy statements and any other materials issued to shareholders of the Trust generally will be distributed to a participant provided the balance in his or her Share Account is one Common Share or more. In the absence of timely instructions from a participant with respect to tenders or exchanges of Common Shares, the Trust and the Plan Financial Agent will be deemed authorized to tender or exchange the participant’s Common Shares held in his or her Share Account whenever the Trust deems it to be in the best interest of the participant to do so.
13. WITHDRAWAL.
     Each participant may withdraw from participation in the Plan by signing and delivering to the Plan Administrator a written notice to that effect on a form provided by the Trust for such purpose. Upon withdrawal from this Plan, the participant’s participation in this Plan shall terminate, subject to Section 15. In the event a participant elects to withdraw from the Plan pursuant to this Section 13, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any subsequent Offering Period by filing a new enrollment form in the same manner as set forth above for initial participation in this Plan.
14. TERMINATION OF EMPLOYMENT; LEAVE OF ABSENCE.
     Termination of a participant’s employment with the Trust and its Affiliates for any reason, including resignation, retirement, termination or death, or the failure of a participant to remain an eligible employee, immediately terminates his or her participation in this Plan, subject to Section 15. For purposes of this Section 14, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Trust during any leave of absence approved by the Committee.
15. RETURN OF PAYROLL DEDUCTIONS AND OTHER CONTRIBUTIONS.
     In the event a participant’s participation in this Plan is terminated by withdrawal pursuant to Section 13 or termination of employment pursuant to Section 14, or in the event this Plan is terminated by the Board, the Trust shall promptly deliver to the participant, or in the case of the participant’s death to such person pursuant to Section 22, all payroll deductions and lump sum contributions of the participant which have not yet been applied to the purchase of Common

Shares; provided, however, that if such withdrawal or termination of employment occurs later than the fifteenth (15th) day of the last month of an Offering Period (or if such date is not a business day, on the preceding business day), then such payroll deductions and lump sum contributions will be utilized to purchase Common Shares for the participant on the Purchase Date at the end of such Offering Period; provided, further, that upon termination of the Plan the Board may accelerate the Purchase Date. No interest shall accrue on the payroll deductions or lump sum contributions of a participant in this Plan.
16. CAPITAL CHANGES.
     In the event of any change in the capitalization of the Trust, such as a share split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of shares or property of the Trust, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Trust or sale of all or substantially all of the Trust’s assets or shares then the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in the maximum number and kind of shares subject to this Plan as set forth in Sections 1 and 2, the number and kind of shares subject to outstanding Options, and/or the Purchase Price. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.
17. NONASSIGNABILITY.
     Neither payroll deductions credited to an Employee Account nor any rights with regard to the exercise of an Option or to receive Common Shares under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 22 hereof by the participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be void and without effect.
18. REPORTS AND STATUS OF ACCOUNTS.
     Individual account records will be maintained for each participant’s Employee Account and Share Account. The Plan Financial Agent shall send to each participant promptly after the end of each Offering Period a report of his or her account setting forth with respect to such Offering Period the number of shares purchased and the price per share thereof, and also setting forth the total number of Common Shares then held in his or her Share Account. Neither the Company nor any Designated Affiliate shall have any liability for any error or discrepancy in any such report.
19. NO RIGHTS TO CONTINUED EMPLOYMENT; NO IMPLIED RIGHTS.
     Neither this Plan nor the grant of any Option hereunder shall confer any right on any employee to remain in the employ of the Trust or any Affiliate or restrict the right of the Trust or any Affiliate to terminate such employee’s employment. The grant of any Option hereunder during any Offering Period shall not give a participant any right to similar grants thereafter.

20. AMENDMENT OF PLAN.
     The Board may amend this Plan in such respects as it shall deem advisable; provided, however, that shareholder approval will be required for any amendment that must be submitted to shareholders for approval under the rules of an exchange on which the Common Shares are listed for trading.
21. TERMINATION OF THE PLAN.
     The Board may suspend or terminate this Plan at any time (and upon termination may accelerate the Purchase Date of the current Offering Period in accordance with Section 15). Unless this Plan shall have been terminated by the Board, this Plan shall terminate on, and no Options shall be granted after, the day before the tenth anniversary of the date that this Plan is adopted by the Board or, if earlier, the date that this Plan is approved by shareholders. No Options shall be granted during any period of suspension of this Plan.
22. DESIGNATION OF BENEFICIARY.
     (a) A participant may file a written designation on a form provided by the Trust of a beneficiary who is to receive cash and Common Shares, if any, from the participant’s Employee Account and Share Account under this Plan in the event of such participant’s death.
     (b) Such designation of beneficiary may be changed by the participant at any time on a form provided by the Trust for such purpose. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Trust shall deliver such cash or Common Shares to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Trust), the Trust, in its discretion, may deliver such cash or Common Shares to the spouse or to any one or more dependents or relatives of the participant or, if no spouse, dependent, or relative is known to the Company, to such other person as the Company may in good faith determine to be an appropriate designee.
23. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES.
     Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of Common Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the Common Shares may then be listed, and shall be further subject to the approval of counsel for the Trust with respect to such compliance.
     Shares shall not be issued with respect to an Option unless the participant satisfies the applicable income and employment tax withholding requirements arising from the exercise of the Option in a manner acceptable to the Committee.

24. PLAN EFFECTIVE DATE.
     The effective date of the Plan is the date that this Plan is approved by a majority of the votes entitled to be cast by the Trust’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting at which a quorum is present and within twelve months of the Board’s adoption of the Plan.

ANNEX A
2009 EMPLOYEE SHARE PURCHASE PLAN
DESIGNATED AFFILIATES
As of February 24, 2009
     The “Affiliates” of First Potomac Realty Trust that are “Designated Affiliates” for purposes of Section 5 of the 2009 Employee Share Purchase Plan are as follows:
First Potomac Realty Investment Limited Partnership
First Potomac Management LLC